Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Numbers 333- 212888, 333-183339, 333-166978, 333-151079, 333-135126, and 333-145843) on Form S-8 and the Registration Statement (Number 333-224798) on Form S-1 of our report dated March 1, 2019, relating to the consolidated financial statements of Mercury Parent, LLC and its subsidiaries as of and for the years ended December 31, 2018 and 2017 included as Exhibit 99.1 to the Annual Report on Form 10-K of The Providence Service Corporation for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
March 1, 2019